希仕廷律師行
HASTINGS & CO.

Hong Kong Main Office 香 港 總 行
5th Floor, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong
香港中環畢打街 11 號置地廣場告羅士打大廈五樓

Telephone 電話: + 852 2523 9161 / 2526 0381
Fax No. 傳真: + 852 2845 9266 / 2868 5326
Website 網址: www.hastings-hk.com
E-mail 郵址: hastings@hastings-hk.com
DX Number 會員編號: DX - 009081 Central 1 Legal

Branch Office 分行: Shenzhen, PRC 中國深圳市

Our ref: KL/T-26/2022(32573.112127)KL

Date: 8 December 2023 **PRIVATE AND CONFIDENTIAL**

Linkers Industries Limited
Lot A99, Jalan 2A-3, A101 & A102,
Jalan 2A, Kawasan Perusahaan MIEL Sungai Lalang,
08000 Sungai Petani, Kedah Darul Aman, Malaysia
Attn.: Board of Directors

Dear Sirs,

Re: Linkers Industries Limited (the "Company") Listing on NASDAQ – Consent of Law Firm

We have acted as the Hong Kong legal advisers to the Company in relation to the Registration Statement on Form F-1 (as it may be amended from time to time, the "**Registration Statement**") filed with the Securities and Exchange Commission ("**Commission**") pursuant to the Securities Act of 1933 ("**Securities Act**") on or about 8 December 2023 in connection with:

(i) an offering of up to 2,200,000 Class A ordinary shares of a par value of US$0.00001 each of the Company (the "**Class A Ordinary Shares**") by the Company pursuant to the Public Offering Prospectus;

(ii) an offering of up to 330,000 Class A ordinary shares additional to the Class A Ordinary Shares (the "**Over-allotment Shares**"), within 45 days after the closing of the offering to the underwriter to cover over-allotments (the "**Over-allotment Option**"); and

(iii) a resale (the "**Resale**") by the selling shareholders as set out in the resale prospectus of the Registration Statement (the "**Resale Prospectus**") of up to 2,200,000 Class A ordinary shares pursuant to the Resale Prospectus (the "**Resale Shares**").

We hereby consent to the use of our name under the caption "**Legal Matters**" and "**Enforcement of Civil Liabilities**" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

Hastings & Co

Hastings & Co.